EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 7, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (December 2009 – November 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.1%	1.1%	2.1%	3.0%	-2.7%	-4.2%	0.7%	-4.2%	10.3%	-28.6%	-0.4	-0.5
B**	1.1%	1.1%	1.6%	2.5%	-3.3%	-4.8%	0.0%	-4.8%	10.3%	-29.9%	-0.4	-0.6
Legacy 1***	1.1%	1.1%	3.8%	4.9%	-0.6%	-2.2%	N/A	-2.2%	10.1%	-23.7%	-0.2	-0.3
Legacy 2***	1.1%	1.1%	3.8%	4.8%	-0.8%	-2.5%	N/A	-2.5%	10.1%	-24.4%	-0.2	-0.3
Global 1***	1.2%	1.2%	4.2%	5.4%	-0.1%	-2.7%	N/A	-2.7%	9.7%	-21.9%	-0.2	-0.4
Global 2***	1.2%	1.2%	4.0%	5.2%	-0.4%	-3.0%	N/A	-3.0%	9.7%	-22.4%	-0.3	-0.4
Global 3***	1.1%	1.1%	2.6%	3.6%	-2.0%	-4.6%	N/A	-4.6%	9.7%	-27.9%	-0.4	-0.6

S&P 500 Total Return Index****	0.8%	0.8%	11.8%	14.7%	20.2%	15.5%	7.9%	15.5%	13.0%	-16.3%	1.2	1.9
Barclays Capital U.S. Long Gov Index****	0.3%	0.3%	18.5%	16.2%	3.5%	7.6%	7.2%	7.6%	11.4%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					30%
Energy	10%	Short	Brent Crude Oil	2.7%	Short	10%	Short	Brent Crude Oil	2.7%	Short
			Heating Oil	1.9%	Short			Heating Oil	1.9%	Short
Grains/Foods	8%	Short	Live Cattle	1.5%	Long	8%	Short	Live Cattle	1.5%	Long
			Soybean Meal	1.3%	Long			Soybean Meal	1.3%	Long
Metals	12%	Short	Gold	4.8%	Short	12%	Short	Gold	4.8%	Short
			Silver	1.7%	Short			Silver	1.7%	Short
FINANCIALS	70%					70%
Currencies	22%	Long $	Euro	5.6%	Short	22%	Long $	Euro	5.6%	Short
			Japanese Yen	3.1%	Short			Japanese Yen	3.1%	Short
Equities	17%	Long	S&P 500	4.2%	Long	17%	Long	S&P 500	4.2%	Long
			Nasdaq	2.6%	Long			Nasdaq	2.6%	Long
Fixed Income	31%	Long	Bunds	4.9%	Long	31%	Long	Bunds	4.9%	Long
			U.S. 10-Year Treasury Notes	3.8%	Long			U.S. 10-Year Treasury Notes	3.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices rallied nearly 14% due to forecasts for unseasonably cold temperatures in the U.S and on concerns the current supplies will be unable to meet future demand.  Crude oil markets finished lower after Saudi Arabia announced its intention to cut oil prices.

Grains/Foods
U.S. grains markets resumed their downtrend in anticipation the dry weather in the Midwest will accelerate autumn harvesting.  Sugar and coffee prices fell after rains in Brazil improved yield forecasts in key farming areas.

Metals	Precious metals market declined as continued strength in the U.S. dollar reduced overall demand. Base metals moved lower due to concerns surrounding weak economic growth in China and Europe.
Currencies
The U.S. dollar strengthened against global counterparts after strong corporate earnings and upbeat economic data encouraged optimism regarding the U.S. growth outlook.  The euro weakened versus the dollar after the European Central Bank reaffirmed its commitment to expanding stimulus to aid the Eurozone economy.  The Japanese yen continued to decline as investors believed the Bank of Japan will continue to take steps to weaken its currency in order to aid Japanese growth.

Equities
European equity markets finished lower following weaker-than-expected U.S. jobs data and on reports Russia was installing additional troops along the Ukraine border.  U.S. equity markets rallied to new all-time highs after the results from the elections in the U.S. gave Republicans control of the Senate, an action, some investors believed would be a positive influence on the U.S. economy.   The Japanese equity markets also moved higher, fueled by weakness in the yen.

Fixed Income
U.S. Treasury prices rallied as weaker-than-expected jobs data fueled beliefs the U.S. Federal Reserve might wait until late-2015 to raise interest rates.  German Bunds finished slightly higher due to buying fostered by a cut to the European growth forecast by the ECB and concerns surrounding the situation in Ukraine.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.